UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-54116 (Commission File Number)	20-5344927 (IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1100 El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, Manhattan Bancorp (the “Company”) and Bank of Manhattan, N.A. (the “Bank”) entered into an employment agreement (the “Employment Agreement”) with John Nerland, pursuant to which Mr. Nerland will continue to serve as President of the Company and of the Bank.

The Employment Agreement provides, among other things, that Mr. Nerland will receive a base salary of $237,000 per year; reimbursement for ordinary and necessary business expenses incurred by Mr. Nerland in connection with the performance of his duties as President of the Company and the Bank; and reimbursement for basic dues associated with a country club membership in an amount not to exceed $500 per month.  Mr. Nerland also will be eligible for an annual bonus, with the amount being determined at the sole discretion of the Company’s Board of Directors based on Mr. Nerland’s performance and the results of the Company’s operations, and for participation in all employee benefit plans maintained by the Company.

The Employment Agreement will expire on May 31, 2014, unless sooner terminated or extended.  If the Employment Agreement is terminated prior to May 31, 2014 by the Company and/or the Bank for cause (as defined in the Employment Agreement), Mr. Nerland will be entitled to receive his base salary through the effective date of termination, any incurred but unreimbursed business expenses, and any accrued but unused vacation time as of the date of termination.  If the Employment Agreement is terminated prior to May 31, 2014 by the Company and/or the Bank without cause or by Mr. Nerland for good reason (as defined in the Employment Agreement), Mr. Nerland will be entitled to receive his base salary through the date of termination, any incurred but unreimbursed business expenses, any accrued but unused vacation pay as of the date of termination, and separation pay equal to twelve months of his then current annual base salary, provided that Mr. Nerland executes and does not revoke a waiver and release.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated for reference purposes only as of May 31, 2012, by and among Manhattan Bancorp, Bank of Manhattan, N.A. and f John Nerland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012	MANHATTAN BANCORP
(Registrant)

	By:	/s/ BRIAN E. CÔTÉ
Brian E. Côté
Executive Vice President and Chief Financial Officer